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                                                                   EXHIBIT 23(b)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NBB Bancorp, Inc.

     We consent to the use of our report incorporated by reference in the NBB Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1993 which is incorporated by reference herein and to the reference to our Firm under the heading "Experts" in the prospectus. Our report refers to a change in the Company's method of accounting for securities and income taxes.

                                            KPMG PEAT MARWICK LLP

Providence, Rhode Island
September 22, 1994